Exhibit 99.1

[LOGO] ZARLINK SEMICONDUCTOR                                        NEWS RELEASE

Zarlink Semiconductor Releases Third Quarter Fiscal 2004 Results

      o Third quarter revenues and net loss per share meet Company guidance, with fourth quarter revenues expected to grow by 6 to 9%.

OTTAWA, CANADA, January 21, 2004 - Zarlink Semiconductor Inc. (NYSE/TSX:ZL) today released results for the Fiscal 2004 third quarter ended December 26, 2003, prepared in accordance with U.S. Generally Accepted Accounting Principles
(GAAP).

      Third quarter revenue was US$47.0 million, compared with US$46.6 million in the second quarter, and US$46.8 million in the third quarter of Fiscal 2003.

      Zarlink recorded a third quarter net loss of US$11.2 million, or US$0.09 per share, including US$0.04 per share in restructuring costs announced earlier. For the same period in Fiscal 2003, the Company recorded a net loss of US$13.7 million, or US$0.11 per share.

      "Bookings are showing seasonal market strength, resulting in an improved 90-day backlog for the coming fourth quarter," said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor. "Our operating expenses net of severance are now falling in line with previously announced plans, and we are positioned to show revenue growth, improved gross margins, and reduced operating expenses."

      Gross margin for the third quarter was 45% of revenue, compared with 42% in the second quarter. The improvement in gross margin was primarily due to better product mix. Gross margins for the third quarter were impacted by US$0.4 million in severance costs as the Company reduced spending in certain product lines, as well as costs related to outsourcing.

      At the end of the third quarter, the Company's 90-day backlog stood at US$32 million, compared with US$27 million at the end of the second quarter.

      Cash (the Company's cash is comprised of cash, cash equivalents, short-term investments and restricted cash)* at the end of the third quarter was US$88 million, compared with US$97 million in the second quarter. The decrease was principally due to severance payments related to restructuring activities, and scheduled annual payments for certain operating expenses. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure, which is discussed below and reconciled in this press release.

Review of Operations

      R&D expenses in the third quarter were US$19.5 million, or 41% of revenue, and included US$1.4 million in severance costs. R&D expenses were US$19.2 million in the previous quarter, and US$23.5 million in the third quarter of Fiscal 2003.

      Selling and Administrative (S&A) expenses were US$11.8 million in the third quarter and included severance costs of US$1.1 million. This compares to US$14.2 million in the second quarter, which included severance costs of US$1.8 million and other charges of US$1.0 million.

      In addition to the above-mentioned severance costs of US$2.9 million recorded during the quarter, Zarlink recorded asset impairments of US$1.7 million, as a result of a review of the ongoing usage of the Company's testing equipment.

      In the third quarter of Fiscal 2004, Zarlink continued to deliver on its strategy of rapid new product introduction by releasing a record 30 new products, including:

      o mid-density TDM (time division multiplex) switches that deliver the industry's widest range of features;

      o customized, ultra low-power chips used in hearing aids by Starkey Laboratories, a world-leading manufacturer of hearing instruments;

      o a single-chip processor for emerging IP (Internet Protocol)/Ethernet "Pseudo-Wire" services;

      o an analog timing chip that delivers superior performance and features for optical line cards operating at OC-12 (Optical Carrier Level 12) rates;

      o the industry's smallest, most fully featured module for central timing cards in optical transmission systems;

      o the industry's first integrated optical receivers for specialized DTV optical broadcast systems; and

      o fully customized, long-wavelength laser diodes for broad range of optical equipment.

Fiscal 2004 Fourth Quarter Guidance

      Zarlink is forecasting revenue growth of 6% to 9% versus the third quarter of Fiscal 2004. Fourth quarter revenues are expected to be higher due to a larger opening backlog and seasonally strong booking trends. Zarlink expects to record a fourth quarter net loss of approximately US$0.02 to US$0.03 per share as a result of higher revenues and lower operating costs.

About Zarlink Semiconductor

      For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The Company's success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

      Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports - including the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and Regulatory Authorities - should visit the Company's web site at www.zarlink.com or contact investor relations.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

(*) As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents with short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low-risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is attached in a schedule to this earnings press release. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments, and the effect of currency translation is calculated on all cash assets. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the consolidated statement of cash flows.

                                     - 30 -

An open conference call for analysts will be held today from 5:00-6:00 p.m. EDT. Investors, media and other interested parties are listen-only. Please dial 1-800-814-3911 or 613-287-8027. The replay number is 1-877-289-8525 (passcode
21032511#) or 416-640-1917 (passcode 21032511#). The replay is available until midnight, February 4th, 2004. The call will be webcast from www.vcall.com (World Investor Link) or via the Company's website at www.zarlink.com.

For further information:

Michael Salter                              Mike McGinn
Corporate Communications                    Investor Relations
613 270-7115                                613 270-7210
michael.salter@zarlink.com                  mike.mcginn@zarlink.com

                           Zarlink Semiconductor Inc.
                      CONSOLIDATED STATEMENTS OF LOSS DATA
        (in millions of U.S dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

                                                             Three months ended           Nine months ended
                                                      Dec. 26,   Sept. 26,    Dec. 27,   Dec. 26,    Dec. 27,
                                                        2003       2003         2002       2003        2002
                                                     ---------------------------------------------------------
Revenue                                              $    47.0   $    46.6   $    46.8   $   147.3   $   141.0
Cost of revenue                                           26.0        27.2        25.6        81.3        77.0
                                                     ---------------------------------------------------------
Gross margin                                              21.0        19.4        21.2        66.0        64.0
                                                     ---------------------------------------------------------

Expenses:
  Research and development                                19.5        19.2        23.5        57.9        66.8
  Selling and administrative                              11.8        14.2        11.8        37.6        35.6
  Asset impairment and other                               1.7         5.3          --         7.0          --
  Stock compensation expense (recovery)                    0.1          --          --         0.1        (1.4)
                                                     ---------------------------------------------------------
                                                          33.1        38.7        35.3       102.6       101.0
                                                     ---------------------------------------------------------
Operating loss                                           (12.1)      (19.3)      (14.1)      (36.6)      (37.0)
Other income (expense) - net                              (0.2)        0.4         1.0        (0.5)        4.5
Interest expense                                          (0.3)       (0.3)       (0.3)       (0.6)       (0.7)
                                                     ---------------------------------------------------------
Loss before income taxes                                 (12.6)      (19.2)      (13.4)      (37.7)      (33.2)
Income tax recovery (expense)                              1.4         0.3        (0.3)        1.4        (1.2)
                                                     ---------------------------------------------------------

Net loss for the period                              $   (11.2)  $   (18.9)  $   (13.7)  $   (36.3)  $   (34.4)
                                                     =========================================================

Net loss attributable to common shareholders after
      preferred share dividends                      $   (11.8)  $   (19.4)  $   (14.2)  $   (37.9)  $   (35.9)
                                                     =========================================================

Net loss per common share:
      Basic and diluted                              $   (0.09)  $   (0.15)  $   (0.11)  $   (0.30)  $   (0.28)
                                                     =========================================================

Weighted average number of common shares
   outstanding (millions):
      Basic and diluted                                  127.3       127.3       127.2       127.3       127.0
                                                     =========================================================

Percentage of revenue:
      Gross margin                                         45%         42%         45%         45%         45%
      Research and development                             41%         41%         50%         39%         47%
      Selling and administrative                           25%         30%         25%         26%         25%

                           Zarlink Semiconductor Inc.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

                                                                     Three months ended         Nine months ended
                                                              Dec. 26,  Sept. 26,   Dec. 27,   Dec. 26,   Dec. 27,
                                                                2003       2003       2002       2003       2002
                                                              ---------------------------------------------------
CASH PROVIDED BY (USED IN)
Operating activities:
  Net loss for the period                                     $ (11.2)   $ (18.9)   $ (13.7)   $ (36.3)   $ (34.4)
  Depreciation and amortization                                   3.2        3.8        3.4       10.9       10.5
  Other non-cash changes in operating activities                  2.3        5.9       (0.5)       9.3       (2.0)
  Stock compensation expense (recovery)                           0.1         --         --        0.1       (1.4)
  Deferred income taxes                                          (0.4)      (0.9)       0.1       (1.2)       0.1
  Decrease (increase) in working capital:
     Trade accounts and other receivables                        (2.8)       1.8        3.9       (8.4)       6.4
     Inventories                                                 (1.8)       1.5        5.6        0.5       12.9
     Prepaid expenses and other                                   0.2        0.3        1.6       (2.5)       3.6
     Trade accounts payable and other accrued liabilities         2.8       (1.4)      (5.8)       2.7      (20.3)
     Deferred credits                                             0.3         --        3.7        0.1        4.0
                                                              ---------------------------------------------------
Total                                                            (7.3)      (7.9)      (1.7)     (24.8)     (20.6)
                                                              ---------------------------------------------------

Investing activities:
  Purchased short-term investments                              (59.7)     (22.7)    (103.1)    (144.7)    (252.7)
  Matured short-term investments                                 35.2       49.8       62.3      174.5      228.3
  Proceeds from disposal of fixed and other assets                0.2        0.2         --        0.8        0.4
  Expenditures for fixed and other assets                        (1.5)      (2.0)      (1.4)      (4.7)      (5.7)
  Increase in long-term investments                                --         --         --         --       (0.4)
  Proceeds from sale of long-term investment                      0.6         --        4.2        0.6        4.2
                                                              ---------------------------------------------------
Total                                                           (25.2)      25.3      (38.0)      26.5      (25.9)
                                                              ---------------------------------------------------

Financing activities:
  Repayment of capital lease liabilities                         (0.1)      (0.2)      (0.4)      (0.5)      (1.8)
  Payment of dividends on preferred shares                       (0.6)      (0.5)      (0.5)      (1.6)      (1.5)
  Repurchase of preferred shares                                 (0.7)      (0.1)      (0.9)      (1.2)      (1.3)
  Issue of common shares                                           --         --         --         --        0.5
  Hypothecation of cash under letters of credit                  (3.9)       0.6         --       (3.3)        --
                                                              ---------------------------------------------------
Total                                                            (5.3)      (0.2)      (1.8)      (6.6)      (4.1)
                                                              ---------------------------------------------------

Effect of currency translation on cash and cash equivalents        --         --        1.4         --        2.8
                                                              ---------------------------------------------------

Increase (decrease) in cash and cash equivalents                (37.8)      17.2      (40.1)      (4.9)     (47.8)

Cash and cash equivalents, beginning of period                   56.4       39.2       67.9       23.5       75.6
                                                              ---------------------------------------------------

Cash and cash equivalents, end of period                      $ 18.6      $ 56.4     $ 27.8     $ 18.6    $  27.8
                                                              ===================================================

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED BALANCE SHEET DATA
                    (in millions of U.S. dollars, U.S. GAAP)

                                                                            Dec. 26,         Sept. 26,         March 28,
                                                                              2003             2003              2003
                                                                           ---------------------------------------------
                                                                           (Unaudited)      (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                                 $  18.6            $  56.4         $  23.5
  Short-term investments                                                       59.7               35.2            89.5
  Restricted cash                                                               9.5                5.6             6.2
  Trade accounts receivable - net                                              29.4               27.0            20.3
  Other receivables                                                             2.9                2.7             4.2
  Note receivable                                                               0.1                0.1               -
  Inventories                                                                  23.6               21.8            24.0
  Deferred income tax assets - net                                              1.2                1.4             1.0
  Prepaid expenses and other                                                   10.1               10.4             7.3
                                                                            ------------------------------------------
                                                                              155.1              160.6           176.0
Fixed assets - net                                                             43.3               46.6            56.4
Deferred income tax assets - net                                               11.7               11.3            10.4
Other assets - net                                                              4.5                4.6             4.7
Note receivable                                                                  --                 --             0.1
                                                                            ------------------------------------------
                                                                            $ 214.6            $ 223.1         $ 247.6
                                                                            ==========================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                                    $  18.0            $  15.3         $  10.1
  Employee-related accruals                                                    11.6               10.2            15.5
  Income and other taxes payable                                               14.0               15.0            13.0
  Provisions for exit activities                                                3.9                4.5             4.2
  Other accrued liabilities                                                    10.8               10.7            12.6
  Deferred credits                                                              1.0                0.8             1.1
  Current portion of long-term debt                                             0.2                0.3             0.6
                                                                            ------------------------------------------
                                                                               59.5               56.8            57.1
Long-term debt                                                                  0.1                0.1             0.2
Pension liabilities                                                            17.1               15.9            14.3
Deferred income tax liabilities - net                                           2.2                2.5             2.0
                                                                            ------------------------------------------
                                                                               78.9               75.3            73.6

Redeemable preferred shares, unlimited shares authorized;
   1,377,400 shares issued and outstanding                                     17.6               18.4            18.9
                                                                            ------------------------------------------

Shareholders' equity:
Common shares, unlimited shares authorized; no par value;
    127,275,933 shares issued and outstanding                                 768.3              768.3           768.3
  Additional paid-in capital                                                    2.2                2.1             2.1
  Deficit                                                                    (620.7)            (608.9)         (582.8)
  Accumulated other comprehensive loss                                        (31.7)             (32.1)          (32.5)
                                                                            ------------------------------------------
                                                                              118.1              129.4           155.1
                                                                            ------------------------------------------
                                                                            $ 214.6            $ 223.1         $ 247.6
                                                                            ==========================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

Cash, Cash Equivalents, Short-Term Investments and Restricted Cash
------------------------------------------------------------------

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statements of cash flows.

                                                                     Three Months Ended        Nine Months Ended
                                                              Dec. 26,  Sept. 26,  Dec. 27,   Dec. 26,    Dec. 27,
                                                                2003      2003       2002       2003       2002
                                                              ----------------------------------------------------

Cash and cash equivalents, beginning of period                $  56.4   $   39.2   $   67.9   $   23.5   $   75.6
Short-term investments, beginning of period                      35.2       62.3       64.8       89.5       78.8
Restricted cash, beginning of period                              5.6        6.2         --        6.2         --
                                                              ----------------------------------------------------
Cash, cash equivalents, short-term investments and
  restricted cash, beginning of period                           97.2      107.7      132.7      119.2       154.4
                                                              ----------------------------------------------------

Cash provided by (used in):
Operating activities, before changes in working capital          (6.0)     (10.1)     (10.7)     (17.2)      (27.2)
Changes in working capital                                       (1.3)       2.2        9.0       (7.6)        6.6
                                                              ----------------------------------------------------
Operating activities                                             (7.3)      (7.9)      (1.7)     (24.8)      (20.6)

Investing activities                                             (0.7)      (1.8)       2.8       (3.3)       (1.5)

Financing activities                                             (1.4)      (0.8)      (1.8)      (3.3)       (4.1)
                                                              ----------------------------------------------------
Cash outflows before the effect of currency translation on
  cash, cash equivalents, short-term investments and
  restricted cash                                                (9.4)     (10.5)      (0.7)     (31.4)      (26.2)
                                                              ----------------------------------------------------

Effect of currency translation on cash, cash equivalents,
  short-term investments and restricted cash                       --         --        1.1         --         4.9
                                                              ----------------------------------------------------

Cash, cash equivalents, short-term investments and
  restricted cash, end of period                              $  87.8   $   97.2   $  133.1   $   87.8   $   133.1
                                                              ====================================================

Represented by:
Cash and cash equivalents, end of period                      $  18.6   $   56.4   $   27.8   $   18.6   $    27.8
Short-term investments, end of period                            59.7       35.2      105.3       59.7       105.3
Restricted cash, end of period                                    9.5        5.6         --        9.5          --
                                                              ----------------------------------------------------
                                                              $  87.8   $   97.2   $  133.1   $   87.8   $   133.1
                                                              ====================================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Product Information
-------------------

Revenue, by product, was distributed as follows:

                                                      Three Months Ended
                                               Dec. 26,    Sept. 26,   Dec. 27,
                                                 2003        2003        2002
                                               --------------------------------

   Network Communications                      $  24.6     $  25.0     $  27.8
   Consumer Communications                        14.9        13.8        12.0
   Ultra Low-Power Communications                  7.5         7.8         7.0
                                               -------------------------------
   Total                                       $  47.0     $  46.6     $  46.8
                                               ===============================

                                                            Nine Months Ended
                                                           Dec. 26,    Dec. 27,
                                                             2003        2002
                                                           --------------------


   Network Communications                                  $  78.9     $  85.6
   Consumer Communications                                    42.1        35.0
   Ultra Low-Power Communications                             26.3        20.4
                                                           -------------------
   Total                                                   $ 147.3     $ 141.0
                                                           ===================

Geographic Information:
-----------------------

Revenue,   based  on  the  geographic  location  of  Zarlink's  customers,   was
distributed as follows:

                       Three Months                 Three Months                   Three Months
                          Ended          % of          Ended            % of          Ended           % of
                      Dec. 26, 2003      Total     Sept. 26, 2003       Total     Dec. 27, 2002       Total
                      -------------      -----     --------------       -----     --------------      -----

Asia - Pacific                 $ 20.4      44%             $ 17.7         38%           $ 17.6        37%
Europe                           13.8      29                13.7         29              15.4        33
Americas                         12.8      27                15.2         33              13.8        30
                               ------     ---              ------        ---            ------       ---
                               $ 47.0     100%             $ 46.6        100%           $ 46.8       100%
                               ======     ===              ======        ===            ======       ===

                                                        Nine Months                  Nine Months
                                                           Ended        % of            Ended         % of
                                                       Dec. 26, 2003    Total       Dec. 27, 2002     Total
                                                       -------------    -----       -------------     -----

Asia - Pacific                                               $ 60.6       41%           $ 52.3        37%
Europe                                                         44.3       30              46.4        33
Americas                                                       42.4       29              42.3        30
                                                             ------      ---           -------       ---
                                                             $147.3      100%          $ 141.0       100%
                                                             ======      ===           =======       ===

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Information on Business Segments
--------------------------------

Three Months                         Network           Consumer    Ultra Low-Power   Unallocated
Ended Dec. 26, 2003               Communications   Communications   Communications      Costs       Total
                                  -----------------------------------------------------------------------

Revenue                              $  24.6          $  14.9           $  7.5          $  --      $  47.0
Depreciation of buildings and
  equipment                              1.8              0.6              0.4             --          2.8
Stock compensation expense                --               --               --            0.1          0.1
Asset impairment and other               1.6              0.1               --             --          1.7
Segment's operating income (loss)       (6.7)            (5.4)             0.1           (0.1)       (12.1)

Three Months                         Network           Consumer    Ultra Low-Power   Unallocated
Ended Sept. 26, 2003              Communications   Communications   Communications      Costs       Total
                                  -----------------------------------------------------------------------

Revenue                               $ 25.0           $ 13.8            $ 7.8          $  --       $ 46.6
Depreciation of buildings and
  equipment                              1.9              1.0              0.4             --          3.3
Asset impairment and other               3.0              1.9              0.4             --          5.3
Segment's operating loss               (11.5)            (5.8)            (2.0)            --        (19.3)

Three Months                         Network           Consumer    Ultra Low-Power   Unallocated
Ended Dec. 27, 2002               Communications   Communications   Communications      Costs       Total
                                  -----------------------------------------------------------------------

Revenue                               $ 27.8           $ 12.0            $ 7.0          $  --       $ 46.8
Depreciation of buildings and
  equipment                              2.4              0.5              0.2             --          3.1
Segment's operating loss                (8.3)            (4.6)            (1.2)            --        (14.1)

Nine Months                          Network           Consumer    Ultra Low-Power   Unallocated
Ended Dec. 26, 2003               Communications   Communications   Communications      Costs       Total
                                  -----------------------------------------------------------------------

Revenue                               $ 78.9           $ 42.1           $ 26.3          $  --       $147.3
Depreciation of buildings and
  equipment                              5.5              2.7              1.5             --          9.7
Stock compensation expense                --               --               --            0.1          0.1
Asset impairment and other               4.6              2.0              0.4             --          7.0
Segment's operating loss               (20.6)           (15.0)            (0.9)          (0.1)       (36.6)

Nine Months                          Network           Consumer    Ultra Low-Power   Unallocated
Ended Dec. 27, 2002               Communications   Communications   Communications      Costs       Total
                                  -----------------------------------------------------------------------

Revenue                               $ 85.6           $ 35.0           $ 20.4          $  --       $141.0
Depreciation of buildings and
  equipment                              7.5              1.7              0.4             --          9.6
Stock compensation recovery               --               --               --           (1.4)        (1.4)
Segment's operating loss               (20.1)           (15.7)            (2.6)           1.4        (37.0)